UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

          Quantum Corporation ("Quantum"), a Delaware corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of October 20, 2004 (the "Merger Agreement"), with Certance Holdings, an exempted company organized under the laws of the Cayman Islands ("Certance"), New SAC, an exempted company organized under the laws of the Cayman Islands and the principal stockholder of Certance (the "Principal Stockholder"), and Quartz Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Quantum, pursuant to which Merger Sub will merge with and into Certance (the "Merger"), following the domestication of Certance as a Delaware corporation, with Certance continuing as the surviving corporation of the Merger.  As a result of the Merger, Certance will become a wholly owned subsidiary of Quantum.

          Pursuant to the Merger Agreement, the total consideration payable by Quantum upon consummation of the Merger shall be approximately $60,000,000, of which approximately $36 million will be paid on the closing date and approximately $18 million will be paid on or before the four month anniversary of the closing date.  In addition, $5,800,000 will be held back and retained by Quantum and subsequently deposited into escrow on the eight month anniversary of the closing date, as security for certain indemnity obligations of the Certance equityholders under the Merger Agreement.

          Additionally, pursuant to the Merger Agreement, the Certance equityholders may receive $34,000,000 of cash plus cash actually received from the exercise of Certance options, payable as dividends on or prior to the closing date from cash available on Certance's balance sheet, or in one or more payments to be made after the closing date.

          The Merger is conditioned, among other things, on the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

          On October 20, 2004, Quantum issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    October 25, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1

Agreement and Plan of Merger, dated as of October 20, 2004, among Registrant, Certance Holdings, an exempted company organized under the laws of the Cayman Islands, New SAC, an exempted company organized under the laws of the Cayman Islands and the principal stockholder of Certance, and Quartz Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Registrant

99.1	Press Release of Quantum Corporation, dated October 20, 2004, announcing the Agreement and Plan of Merger.

EXHIBIT 99.1

QUANTUM TO OFFER UNPARALLELED RANGE OF LEADING TAPE TECHNOLOGIES WITH ACQUISITION OF CERTANCE

Acquisition Will Expand Product and Intellectual Property Portfolio and Broaden End-User Customer Base

SAN JOSE, Calif., Oct. 20, 2004 -- Quantum Corp. (NYSE:DSS), a global leader in storage, today announced it has signed a definitive agreement to acquire Certance, a privately held and leading global supplier of tape drives and data protection solutions.  With the acquisition, Quantum will offer end-users an unparalleled range of leading tape technology choices for best meeting their individual backup, recovery and archive needs.  The acquisition will also enhance Quantum's tape drive and media business by expanding its product and intellectual property portfolio, broadening its end-user customer base and further strengthening its revenue- and cash-generating foundation.  The acquisition of Certance, which has been profitable for three consecutive years, is expected to be accretive in the combined company's first year.

Under the terms of the definitive agreement, Quantum will acquire all of Certance for $60 million in an all-cash transaction, and integrate it into Quantum.  This purchase price excludes the distribution to the sellers of up to $34 million cash from Certance's balance sheet.  The closing of the transaction is subject to antitrust review, as well as other customary closing conditions, and Quantum expects the acquisition to close within the fourth calendar quarter of 2004.

"Today's announcement reinforces Quantum's commitment to providing customers with tape technologies best suited for current and future environments," said Rick Belluzzo, chairman and CEO of Quantum.  "As a newly combined $1 billion company building on Quantum's and Certance's complementary strengths, we will offer the industry's broadest portfolio of tape and disk systems for backup, recovery and archive."

"Certance has made its mark as a leader in developing, manufacturing and marketing innovative new data protection solutions for companies of all sizes," said Howard Matthews, president and CEO of Certance.  "We are excited about this combination because of the opportunity it provides both Certance and Quantum to serve an even broader range of customer needs with regard to reliability, capacity, performance and value."

"This is a superb move because the two companies have historically been strongest in different parts of the market -- Certance in the entry-level and Quantum in the mid-range," said Bob Abraham, president of Freeman Reports.  "The combination will create operational synergies, benefiting end-users and helping to address the desire of system OEMs and tape automation providers to streamline supply chain management."

As a result of the Certance acquisition, Quantum will add Travan, DDS/DAT and LTO Ultrium-format technology products to its current portfolio of DLTtape® drives, as well as a DAT-72 autoloader and a disk-to-disk-to-tape appliance for small and medium-size businesses (SMB).  Quantum's media model will also benefit from the recurring revenue stream provided by media royalties and branded media products.  The addition of LTO technology devices to Quantum's Storage Devices product lines will create greater alignment with Quantum's Storage Systems business, which already offers LTO Ultrium-format drives in its tape automation systems.

The complementary nature of this combination can be seen in more than just the end-users the two companies serve.  For example, while both companies sell through OEMs and the channel, Certance has a particularly robust channel business that aligns well with the strong relationships Quantum maintains with all major system OEMs and tape automation providers.  In addition, Certance's broad, global channel presence will reinforce the progress Quantum has made over the past year internationally in further expanding its branded channel business and pursuing opportunities for increased growth.

Both Certance and Quantum have a strong intellectual property base and history of customer-driven innovation in their tape drive products.  Certance is an established leader in DDS/DAT development and a co-founder of the LTO Ultrium-format technology.  It was also the first company to introduce a disk-to-disk-to-tape appliance for SMB customers offering high-end functionality at an SMB-affordable price point.  Quantum created DLTtape technology and introduced the first tape drive with over a half-terabyte of capacity.*  The company is also the leader in developing device-level manageability tools, including DLTSage™ and DLTIce™.  DLTSage is an award winning diagnostic architecture for predicting and preventing tape drive and media failures, and DLTIce serves the burgeoning regulatory compliance market by providing Write Once, Read Many (WORM) functionality using a standard Super DLTtape II media cartridge.

Quantum's acquisition of Certance is just the latest example of actions the company has taken over the past year to continue at the forefront of meeting customers' evolving storage needs.  Last fall, it introduced three best-in-class products: the SDLT 600 tape drive, PX720 tape library and DX100 disk-based enhanced backup system.  This summer Quantum not only launched DLTIce but also announced a new DLT roadmap that includes plans to deliver over 10 terabytes on a single media cartridge within the next decade.

Also over the past year, Certance has been the first in the industry to introduce a range of new products, including an LTO-3 tape drive, a DAT-72 autoloader, and a disk-to-disk-to-tape appliance for SMB customers.

"We are proud of Certance's accomplishments as an independent company spun out from Seagate four years ago," said Ken Hao, managing director, Silver Lake Partners, speaking on behalf of the New SAC investment group, the seller.  "We are confident that Certance's long-term strategic objectives will be accelerated within Quantum."

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Oct. 20, 2004, at 2 p.m. PDT, to discuss both its planned acquisition of Certance and fiscal second quarter results.  Press and industry analysts are invited to attend in listen-only mode.  Dial-in number: 303-262-2131 (U.S. & International).  Quantum will provide a live audio webcast of the conference call beginning today, Oct. 20, 2004, at 2 p.m. PDT.  Site for the webcast and related information: http://investors.quantum.com/.

About Certance

Certance is a worldwide market leader providing the broadest range of tape backup products and data protection solutions with a commitment to innovative, cost-effective data protection for companies of all sizes.  Headquartered in Costa Mesa, California, Certance produces a full array of data protection solutions, including LTO Ultrium-format, DDS/DAT and Travan tape technologies, and DPA-disk based technologies, including CP 3100 data protection solutions.  With more than 12 million tape devices installed worldwide, the company designs, manufactures and markets a wide range of solutions to meet the backup, restore and archive needs of virtually every platform from notebooks and PCs to enterprise servers. Certance can be found around the globe and at http://www.Certance.com/.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtape® technology is the standard for tape backup, recovery and archive of business-critical data for the mid-range enterprise. Quantum offers the broadest portfolio of tape autoloaders and libraries and is one of the pioneers in the disk-based backup market, providing solutions that emulate a tape library but are optimized for backup and recovery.  Quantum sales for the fiscal year ended March 31, 2004, were approximately $808 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Linear Tape-Open, LTO, the LTO logo, Ultrium, and the Ultrium logo are trademarks of Certance, HP and IBM in the US, other countries, or both.

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries.  All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Specifically, without limitation, statements relating to: i) the announced acquisition of Certance, including expected benefits and impacts of the acquisition, ii) the expectation that the acquisition will be accretive in the combined company's first year, iii) anticipated timing of the close of the acquisition, iv) the new DLT roadmap that includes plans to deliver over 10 terabytes on a single media cartridge within the next decade, and v) Certance's long term strategic objectives being accelerated within Quantum are forward-looking statements within the meaning of the Safe Harbor.   These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, the inability to obtain regulatory approvals for the acquisition, our inability to successfully integrate the businesses of Quantum and Certance, costs related to the acquisition, labor integration issues, our ability to successfully execute to our product roadmaps and timely ship our products, and acceptance of, or demand for, our products being lower than anticipated.  More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," on pages 34 to 45 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2004 and pages 38 to 49 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004. In particular, you should review the risk factors on pages 34, 37 and 41 of our Form 10-Q under the headings "Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected," "We have made and may continue to make significant changes to our infrastructure and management, including consolidating or eliminating systems and functions and reducing the number of employees supporting functions. If we do not manage the changes that we implement successfully, our business could be disrupted and that could adversely impact our results of operations and financial condition," and "We have engaged in and may in the future engage in acquisitions of companies, technologies or products, and the failure to integrate any such acquisitions could harm our business, financial condition and operating results."  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.